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                                                                   Exhibit 10.55

                                  [GUPTA LOGO]

                                 January 1, 2005

Mr. Jeffrey Bailey
Gupta Technologies, LLC
975 Island Drive
Redwood Shores, California 94065

Dear Jeff:

      Reference is made to that certain letter dated August 4, 2004 (the "Letter") from Gupta Technologies, LLC ("Gupta") to you regarding a Change of Control of Gupta. Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Letter.

      The Letter is hereby modified by extending the date set forth in paragraph one thereof to January 31,2005.

      Except as specifically modified by this letter, the Letter is, in all respects, confirmed, ratified and approved.

                                           Very truly yours,

                                           GUPTA TECHNOLOGIES, LLC

                                           /s/ Eva M. Kalawski
                                           --------------------------------
                                           Eva M. Kalawski
                                           Vice president and Secretary

Accepted and Agreed to:

/s/ Jeffrey Bailey
-----------------------
Jeffrey Bailey

Gupta Bonus Extension 1-1-05

     Gupta Technologies, LLC - 975 Island Drive, Redwood Shores, CA 94065 -
             P 650.596.3400 F 65.596.4690 - www.guptaworldwide.com

                                  [GUPTA LOGO]

                                 August 4, 2004

Mr. Jeffrey Bailey
Gupta Technologies, LLC
975 Island Drive
Redwood Shores, California 94065

Dear Jeff:

      In order to provide you with an incentive for your continued cooperation in the process of selling Gupta Technologies, LLC ("Gupta"), Gupta hereby agrees as follows:

      1. Change of Control. In the event that on or before December 31, 2004, Platinum Equity, LLC or its affiliates ("Platinum") sell more than 50% of the ownership interests or assets of Gupta, to an unaffiliated entity, other than through a management buy out (a "Change of Control"), and provided that you satisfy the requirements set forth in Section 3 of this letter, you will be entitled to receive three percent (3%) of the amount by which the Net Sale Price exceeds $12,000,000, payable as set forth in this letter.

      2.    Definitions.

      2.1 "Closing Bonus" shall mean that portion of the Closing Consideration payable to you hereunder.

      2.2 "Closing Consideration" shall mean that portion of the Net Sale Price received by Platinum in the form of cash at closing.

      2.3 "Net Sale Price" shall mean the total of all consideration received by Platinum in connection with the Change of Control, net of all costs and expenses incurred by Platinum and net of any purchase price adjustments, and is comprised of two components: the Closing Consideration and the Supplemental Consideration.

      2.4 "Payment Date" shall mean each date upon which an installment of the Sale Bonus is payable to you under the terms of this letter.

      2.5 "Release Date" shall mean the date upon which Platinum has the unrestricted ability to sell or otherwise transfer the Supplemental Consideration in question; provided, however, that in the case of non-marketable securities, the Release Date shall be the date upon which Platinum sells such securities.

      2.6 "Sale Bonus" shall mean the total amount payable to you under the terms of this letter and is comprised of two components: the Closing Bonus and the Supplemental Bonus, if any.

      2.7 "Supplemental Bonus" shall mean that portion of the Supplemental Consideration, if any, payable to you hereunder.

      2.8 "Supplemental Consideration" shall mean that portion of the Net Sale Price, other than the Closing Consideration, received by Platinum, and includes cash payments received after closing, royalties and other forms of contingent payments, and all forms of non-cash consideration. In the event all or a portion of the Supplemental Consideration is in the form of securities, the Supplemental Bonus payable to you will be calculated using the following values: (a) in the case of marketable securities, the market value of such securities upon the Release Date, and (b) in the case of non-marketable securities, the price at which Platinum sells such securities.

      3.    Payment.

      3.1 The Base Bonus, if any, shall be payable in three equal installments. The first Payment Date, on which you shall be entitled to receive 50% of the Base Bonus, shall be the effective date of the Change of Control (the "Effective Date"), the second Payment Date, on which you shall be entitled to receive 25% of the Base Bonus, shall be 180 days after the Effective Date, and the third

     Gupta Technologies, LLC - 975 Island Drive, Redwood Shores, CA 94065 -
             P 650.596.3400 F 65.596.4690 - www.guptaworldwide.com

Mr. Jeffrey Bailey
August 4, 2004
Page 2

            Payment Date, on which you shall be entitled to receive 25% of the Base Bonus, shall be on the first anniversary of the Effective Date.

      3.2 The Supplemental Bonus, if any, shall be payable when and as Platinum receives the Supplemental Consideration and shall be paid upon the latter of: (a) thirty (30) days following the corresponding Release Date, and (b) the dates such payments would be made if paid pursuant to the schedule set forth in Section 3.1 above. Notwithstanding the foregoing, there shall be no payment made with respect to any Supplemental Consideration that is in the form of non- marketable securities if such securities are sold by Platinum more than two (2) years following the Effective Date.

      3.3 Each installment of the Sale Bonus shall (a) be subject to and reduced by all necessary and appropriate withholdings and deductions, and (b) except as otherwise provided in Section 4 below, require that you be in Gupta's employ on each Payment Date in order to receive the corresponding installment.

      4. Terminations and Transfers. As stated in Section 3 above, you must be in Gupta's employ on each Payment Date in order to receive the corresponding installment. Notwithstanding the foregoing, in the event that you are in Gupta's employ on the first Payment Date, but not on any subsequent Payment Date because either (1) your employment is terminated by Gupta without Cause (hereinafter defined), or (2) you terminate your employment for Good Reason (hereinafter defined), you shall be paid the remaining installments of the Base Bonus upon the Termination Date and the remaining installments of the Supplemental Bonus in accordance with the schedule set forth in Section 3.2. For purposes of this
Section 4, the term "Cause" shall mean (a) any action on your part which constitutes willful dishonesty or deliberate injury to Gupta or any of its affiliates, (b) any criminal conduct on your part, or (c) a violation of or other failure by you to perform your obligations or responsibilities while employed by Gupta or any of its affiliates; the term "Good Reason" shall mean either (a) a reduction in your base salary, or (b) the assignment to you of a position with levels of responsibility that are substantially less than those of your position immediately prior to the effective date of the Change of Control; the term "Termination Date" shall mean the effective date of the termination of your employment pursuant to clauses (1) or (2) of this Section 4.

      5. General. You acknowledge and agree that nothing contained in this letter shall be construed to create or imply the creation of a contract of employment between you and either Platinum or Gupta. This agreement supersedes any prior agreements between you and either Platinum, Gupta, or any of their respective affiliates concerning the subject matter of this letter.

                                               Very truly yours,

                                               GUPTA TECHNOLOGIES,LLC

                                               /s/ Eva M. Kalawski
                                               ---------------------------------
                                               Eva M. Kalawski
                                               Vice President and Secretary

Accepted and Agreed to:

/S/ Jeffrey Bailey
-------------------------
Jeffrey Bailey

                                                      Gupta Bonus Letter FINAL 2